                                                                     EXHIBIT 3.1


                               STATE OF DELAWARE
                                                                          PAGE 1
                       OFFICE OF THE SECRETARY OF STATE

                      __________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FAVORITE BRANDS INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 1995, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                        /s/ Edward J. Freel
                                       -------------------------------------
                                       Edward J. Freel, Secretary of State
                  [SEAL]
                                       AUTHENTICATION:    7644629

                                                 DATE:    09-19-95

                        CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                      FAVORITE BRANDS INTERNATIONAL, INC.

                   -----------------------------------------

                    Pursuant to Section 241 of the General
                   Corporation Law of the State of Delaware

                   -----------------------------------------

               Favorite Brands International, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

               FIRST: The Corporation's Certificate of Incorporation is hereby amended by deleting in its entirety the present Section 10.

               SECOND: The Corporation has not received any payment for any of its capital stock.

               THIRD: The foregoing amendment was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, James J. O'Brien has caused this certificate to be duly executed in its corporate name this 19th day of September, 1995 and affirms that the statements made herein are true under penalties of perjury.

                                         FAVORITE BRANDS INTERNATIONAL, INC.


                                         By:  /s/  James J. O'Brien
                                            --------------------------------
                                            Name:  James J. O'Brien
                                            Title: Vice President

                               STATE OF DELAWARE
                                                                          PAGE 1
                       OFFICE OF THE SECRETARY OF STATE

                      __________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MARSHMALLOW ACQUISITION CORP.", CHANGING ITS NAME FROM "MARSHMALLOW ACQUISITION CORP." TO "FAVORITE BRANDS INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D. 1995, AT 3 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT-COUNTY RECORDER OF DEEDS FOR RECORDING.



                                [SEAL]






                         [SEAL]        /s/ Edward J. Freel
                                       -------------------------------------
                                       Edward J. Freel, Secretary of State

                                       AUTHENTICATION:    7615683

                                                 DATE:    08-22-95

                        CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                         MARSHMALLOW ACQUISITION CORP.

                  ------------------------------------------
                    Pursuant to Section 241 of the General
                   Corporation Law of the State of Delaware
                  ------------------------------------------


               Marshmallow Acquisition Corp., a Delaware corporation (the "Corporation"), does hereby certify as follows:

               FIRST: Section 1 of the Corporation's Restated Certificate of Incorporation is hereby amended by deleting in its entirety the present
     Section 1 and substituting in lieu thereof the following new Section 1:

                    "1. The name of the corporation is Favorite Brands International, Inc. (the "Corporation")."

               SECOND: The Corporation has not received any payment for any of its capital stock.

               THIRD: The foregoing amendment was duly adopted in accordance with Section 241 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, James J. O'Brien has caused this Certificate to be duly executed in its corporate name this 18th day of August, 1995 and affirms that the statements made herein are true under penalties of perjury.


                                       MARSHMALLOW ACQUISITION CORP.


                                       By: James J. O'Brien
                                           -------------------------
                                           Name:  James J. O'Brien
                                           Title: Vice President

                               STATE OF DELAWARE
                                                                          PAGE 1
                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MARSHMALLOW ACQUISITION CORP.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF JULY, A.D. 1995, AT 1 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.


                                         /s/ Edward J. Freel
                                         ---------------------------------------
                                         Edward J. Freel, Secretary of State

                              [SEAL]

                                         AUTHENTICATION:     7566710

                                                   DATE:     07-07-95

                         CERTIFICATE OF INCORPORATION
                                      of
                         MARSHMALLOW ACQUISITION CORP.

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the "General Corporation Law"), certifies as follows:

          1.   Name. The name of the corporation is Marshmallow Acquisition
               ----
Corp. (the "Corporation").


          2.   Address; Registered Office and Agent. The address of the
               ------------------------------------
Corporation's registered office is 9 East Loockerman Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is National Corporate Research, Ltd.

          3.   Purposes. The purpose of the Corporation is to engage in any
               --------
lawful act or activity for which corporations may be organised under the General Corporation Law.

          4.   Number of Shares. The total number of shares of stock that the
               ----------------
Corporation shall have authority to issue is: One Thousand (1,000), all of which shall be shares of Common Stock of the par value of One Cent ($.01) each.

          5.   Name and Mailing Address of Incorporator.
               ----------------------------------------
     The name and mailing address of the incorporator are: Colleen A. Keating, c/o Paul, Weiss, Rifkind Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064.

          6.   Election of Directors.  Members of the Board of Directors of the
               ---------------------
     Corporation (the "Board") may be elected either by written ballot or by voice vote.

          7.   Limitation of Liability.  No director of the Corporation shall be
               -----------------------
     personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.

          Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8.   Indemnification.
               ---------------

               8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

               8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by
                                      --------  -------
the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

               8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate or

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Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under section 145 of the General Corporation Law or any other provision of law.

               8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               8.8 Any director or officer of the Corporation serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

               8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if
                                                    --------  -------
no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          9.   Adoption, Amendment and/or Repeal of By-Laws. The Board may from
               --------------------------------------------
time to time adopt, amend or repeal the By-laws of the Corporation; provided,
                                                                    --------
however, that any By-laws adopted or amended by the Board may be amended or
-------
repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

          [10. Action by Stockholders. Notwithstanding the provisions of section
               ----------------------
228 of the General Corporation Law (or any successor statute), any action required or permitted by the General Corporation Law to be taken at any annual or special meeting of stockholders of the Corporation may be taken only at such an annual or special meeting of stockholders and cannot be taken by written consent without a meeting.

          WITNESS the signature of this Certificate this 7th day of July, 1995.

                                          /s/ Colleen A. Keating
                                          ----------------------------------
                                          Colleen A. Keating, Incorporator